SETTLEMENT & MUTUAL RELEASE AGREEMENT
by and between
NABUFIT Global, Inc.
and
Kodiak Capital Group, LLC
25 September 2017 (the "Effective Date")

This Settlement & Mutual Release Agreement (the "Agreement") is executed on the Effective Date shown above by and between Kodiak Capital Group, LLC ("KODIAK") and NABUFIT Global, Inc., a Delaware Corporation with a place of business at 626 East 1820 North, Orem, State of Utah ("NBFT") (KODIAK, and NBFT individually "Party" and together the "Parties"), and is intended to effect a settlement and mutual release between the Parties.

WITNESSETH:

Whereas NBFT issued to KODIAK a Convertible Promissory Note dated 10 May 2017 in the amount of $50,000 (the "Note"); and

Whereas NBFT has no funds to pay amounts owed to KODIAK; and

Whereas the board of directors of NBFT have approved NBFT to issue 161,290 shares of its common stock for $50,000; and

Whereas the Parties wish to keep an amicable and respectful relationship with one another;

NOW THEREFORE, in recognition of good and valid consideration the receipt and adequacy of which is hereby agreed, the Parties agree as follows:

1. Payment in NBFT Common Shares. NBFT has agreed to issue and KODIAK has agreed to accept as full payment of amounts owed by NBFT, 161,290 shares of NBFT common stock.

4. Mutual Release and Indemnification. KODIAK expressly releases and holds harmless NBFT and its officers, directors and affiliates, from all liability for claims and/or damages of whatever nature related to or arising out of this Agreement. Reciprocally, NBFT for its officers, directors and affiliates, expressly releases and hold harmless KODIAK, from all liability for claims and/or damages of whatever nature related to or arising out of this Agreement.

IN WITHESS WHEREOF, KODIAK and NBFT have executed the Agreement as of the Effective Date above.

Kodiak Capital Group, LLC

____

By: Ryan Hodson

Its: CEO

NABUFIT Global, Inc.

____

By: BOB BENCH

Its: CFO